Exhibit 99.1

NEWS RELEASE Investor Contact: Tim Sedabres, VP of Finance, Investor Relations 920-491-7059 Media Contact: Autumn Latimore, Senior Vice President, Public Relations Director 414-278-1860

Associated Reports Fourth Quarter Earnings of $0.26 per share

Full year net income to common shareholders up 51% from a year ago

GREEN BAY, Wis. — January 17, 2013 — Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $45 million, or $0.26 per common share, for the quarter ended December 31, 2012. This compares to net income to common shareholders of $40 million, or $0.23 per common share, for the quarter ended December 31, 2011.

For the year ended December 31, 2012, the Company reported net income to common shareholders of $174 million, or $1.00 per common share. This compares to net income to common shareholders of $115 million, or $0.66 per common share for the year ended December 31, 2011.

“This year’s strong performance was the result of the commitment of our colleagues to serving the needs of customers across the footprint,” said President and CEO Philip B. Flynn. “We are proud to have restored Associated to its position as a strong Upper Midwestern franchise and we are pleased to have been able to deliver value for our shareholders over the course of 2012. We continue to be encouraged by the momentum throughout the company and we look forward to the opportunity to continue to grow Associated.”

HIGHLIGHTS

•	Full year 2012 net income to common shareholders of $174 million, up 51% from a year ago

–	Fourth quarter net income to common shareholders of $45 million

•	Return on Tier 1 common equity for full year 2012 of 9.5%, compared to 6.7% for full year 2011

•	Loan balances have grown by $1.4 billion, or 10%, from a year ago to $15.4 billion

–	Loans increased by $445 million, or 3%, during the fourth quarter

–	Total commercial loan balances grew by $426 million, or 5% from the third quarter and accounted for the majority of the quarter’s net loan growth

•	Average deposits for the fourth quarter increased by $1.8 billion, or 12% from a year ago to $16.7 billion

–	Average deposits increased by $1.0 billion, or 7%, from the third quarter

•	Credit quality continued to improve with net charge offs, nonaccrual loans, and potential problem loans all declining from the prior year

•	Quarterly dividend increased to $0.08 per common share in the fourth quarter, up from $0.05 per common share

•	During the fourth quarter, the Company repurchased $30 million, or approximately 2 million shares, of common stock at an average cost of $12.70

•	Capital ratios remain very strong with a Tier 1 common equity ratio of 11.58%

– More –

FOURTH QUARTER 2012 FINANCIAL RESULTS

Loans

At December 31, 2012, the Company’s loan portfolio was $15.4 billion, up $445 million, or 3%, from $15.0 billion at September 30, 2012. For full year 2012, loans increased by $1.4 billion, or 10%, from $14.0 billion a year ago.

Commercial and business lending balances increased by $262 million, or 5% from the prior quarter. Commercial real estate lending balances grew by $164 million, or 5% on a linked-quarter basis. The residential mortgage portfolio grew by $172 million, or 5%, during the quarter while the retail portfolio, which includes home equity and installment loan balances, experienced net run-off of $153 million during the quarter.

Deposits

Average deposits of $16.7 billion were up $1.0 billion, or 7%, from the third quarter. On a full year basis, average deposits increased by $1.2 billion, or 8%, from a year ago.

Total deposits of $16.9 billion at the end of the fourth quarter were up $489 million, or 3%, compared to third quarter levels. Period-end noninterest-bearing account balances grew by $439 million, or 10%, from the third quarter, and have increased by $831 million, or 21%, from a year ago. The increase in fourth quarter noninterest-bearing deposit balances was partially the result of customers’ seasonal year-end account activity. Interest-bearing demand balances increased by $324 million, or 15%, from the third quarter, and have increased by $257 million, or 11%, from a year ago. During the quarter, the Company continued to reduce its reliance on higher cost funding sources, including term repurchase agreements, which were down $334 million, and brokered and other CD balances, which were down $103 million from the prior quarter.

Net Interest Income and Net Interest Margin

Fourth quarter net interest income of $161 million increased by $6 million, or 4%, compared to the prior quarter and was up 6% compared to the year-ago quarter. Net interest income for the fourth quarter included $2 million of interest related to a tax refund. For the full year, net interest income of $626 million increased by $13 million, or 2% from the prior year.

The net interest margin for the fourth quarter was 3.32%, which included a 3 basis point benefit related to interest received on the tax refund. On a full year basis, the net interest margin was 3.30% compared to 3.26% for full year 2011.

Fourth quarter net interest margin benefited from an 11 basis point decline in the cost of deposits and interest-bearing liabilities, partially offset by a 4 basis point decline in loan yields, contributing to a net increase in overall net interest margin of 6 basis points compared to the prior quarter.

Noninterest Income and Expense

Noninterest income for the quarter was $78 million, down $3 million, or 4%, from the third quarter. Noninterest income for the full year was $313 million, up 15% from full year 2011.

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The decline in fourth quarter fee income was primarily attributable to the establishment of a $3 million repurchase reserve against previously sold mortgage loans that reduced net mortgage banking income during the quarter.

Total noninterest expense for the quarter ended December 31, 2012 was $176 million, up $7 million, or 4%, from the third quarter. For the full year, noninterest expense increased by 5% to $682 million.

Personnel and occupancy expenses increased by $6 million during the fourth quarter which included $4 million of severance cost and lease breakage expense related to the Company’s recently announced efficiency initiatives.

Credit

The Company reported another quarter of improving credit quality with nonaccrual loans down 9%, to $253 million compared to the third quarter, and down 29% from a year ago. Nonaccrual loans to total loans now stand at 1.64% and have improved for the 11th consecutive quarter. Nonperforming assets declined 8% from the prior quarter to $288 million, and have declined 28% from a year ago.

Net charge offs of $21 million for the fourth quarter were up $3 million from the third quarter, and were $2 million lower than a year ago. For the full year, net charge offs declined by 44% to $84 million.

Fourth quarter provision for loan losses was $3 million. The Company’s allowance for loan losses was $297 million, representing an allowance equal to 1.93% of loans and representing a coverage ratio of over 117% of nonaccrual loans at December 31, 2012.

Taxes

Income tax expense was lower by $7 million compared to the third quarter, due to a net $5 million income tax benefit recorded during the period, primarily related to the reversal of certain prior years’ tax reserves.

Capital Ratios

The Company’s capital position remains very strong, with a Tier 1 common equity ratio of 11.58% at December 31, 2012. The Company’s capital ratios continue to be well in excess of both current and proposed “well-capitalized” regulatory benchmarks.

– More –

FOURTH QUARTER 2012 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 17, 2013. Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s website,
http://investor.associatedbank.com/ or by dialing 877-317-6016. The slide presentation for the call will be available on the Company’s website just prior to the call. The number for international callers is 412-317-6016. Participants should ask the operator for the Associated Banc-Corp fourth quarter 2012 earnings call.

An audio archive of the webcast will be available on the Company’s website. A telephone replay will be available two hours after the completion of the call through 8:00 a.m. CT on February 18, 2013, by dialing 877-344-7529 and entering the conference ID number 10022452. The replay number for international callers is 412-317-0088.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $24 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services through more than 250 banking locations serving more than 150 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

# # #

Consolidated Balance Sheets (Unaudited)

Associated Banc-Corp

(in thousands)	December 31, 2012	September 30, 2012	Seql Qtr $ Change	June 30, 2012	March 31, 2012	December 31, 2011	Comp Qtr $ Change
Assets
Cash and due from banks	$563,304	$419,529	$143,775	$414,760	$360,728	$454,958	$108,346
Interest-bearing deposits in other financial institutions	147,434	531,303	(383,869)	180,050	344,148	154,562	(7,128)
Federal funds sold and securities purchased under agreements to resell	27,135	2,460	24,675	3,800	7,100	7,075	20,060
Securities held to maturity, at amortized cost	39,877	21,852	18,025	—	—	—	39,877
Securities available for sale, at fair value	4,926,758	4,496,198	430,560	4,521,436	4,669,100	4,937,483	(10,725)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	166,774	166,100	674	176,041	177,808	191,188	(24,414)
Loans held for sale	261,410	157,093	104,317	157,481	196,570	249,195	12,215
Loans	15,411,022	14,966,214	444,808	14,698,902	14,253,725	14,031,071	1,379,951
Allowance for loan losses	(297,409)	(315,150)	17,741	(332,658)	(356,298)	(378,151)	80,742

Loans, net	15,113,613	14,651,064	462,549	14,366,244	13,897,427	13,652,920	1,460,693
Premises and equipment, net	253,958	238,756	15,202	225,245	225,164	223,736	30,222
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	61,176	61,294	(118)	64,812	68,374	67,574	(6,398)
Trading assets	70,711	76,159	(5,448)	73,484	69,081	73,253	(2,542)
Other assets	970,472	987,378	(16,906)	968,579	969,002	983,105	(12,633)

Total assets	$23,531,790	22,738,354	$793,436	$22,081,100	$21,913,670	$21,924,217	$1,607,573

Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,759,556	4,320,437	$439,119	$3,874,429	$3,989,156	$3,928,792	$830,764
Interest-bearing deposits	12,180,309	12,130,155	50,154	11,232,442	11,664,220	11,161,863	1,018,446

Total deposits	16,939,865	16,450,592	489,273	15,106,871	15,653,376	15,090,655	1,849,210
Federal funds purchased and securities sold under agreements to repurchase	750,455	1,138,027	(387,572)	1,253,270	1,236,219	1,514,485	(764,030)
Other short-term funding	1,576,484	615,258	961,226	1,400,000	700,000	1,000,000	576,484
Long-term funding	1,015,346	1,305,422	(290,076)	1,150,729	1,176,736	1,177,071	(161,725)
Trading liabilities	76,343	82,861	(6,518)	80,107	75,130	80,046	(3,703)
Accrued expenses and other liabilities	236,898	195,742	41,156	180,502	171,336	196,166	40,732

Total liabilities	20,595,391	19,787,902	807,489	19,171,479	19,012,797	19,058,423	1,536,968
Stockholders’ Equity
Preferred equity	63,272	63,272	—	63,272	63,272	63,272	—
Common stock	1,750	1,750	—	1,750	1,750	1,746	4
Surplus	1,602,136	1,599,070	3,066	1,594,995	1,590,336	1,586,401	15,735
Retained earnings	1,281,811	1,250,189	31,622	1,213,735	1,181,247	1,148,773	133,038
Accumulated other comprehensive income	48,603	67,303	(18,700)	66,579	65,278	65,602	(16,999)
Treasury stock	(61,173)	(31,132)	(30,041)	(30,710)	(1,010)	—	(61,173)

Total stockholders’ equity	2,936,399	2,950,452	(14,053)	2,909,621	2,900,873	2,865,794	70,605

Total liabilities and stockholders’ equity	$23,531,790	22,738,354	$793,436	$22,081,100	$21,913,670	$21,924,217	$1,607,573

Consolidated Statements of Income (Unaudited)

Associated Banc-Corp

	For The Three Months Ended December 31,		Quarter		For The Year Ended, December 31,		Year-to-Date
(in thousands, except per share amounts)	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Interest Income
Interest and fees on loans	$150,107	$149,832	$275	0.2%	$595,965	$582,739	$13,226	2.3%
Interest and dividends on investment securities:
Taxable	20,368	22,855	(2,487)	(10.9)%	86,945	123,371	(36,426)	(29.5)%
Tax-exempt	7,119	7,344	(225)	(3.1)%	28,655	29,937	(1,282)	(4.3)%
Other interest	2,876	1,251	1,625	129.9%	6,719	5,575	1,144	20.5%

Total interest income	180,470	181,282	(812)	(0.4)%	718,284	741,622	(23,338)	(3.1)%
Interest Expense
Interest on deposits	9,091	14,954	(5,863)	(39.2)%	41,431	65,748	(24,317)	(37.0)%
Interest on Federal funds purchased and securities sold under agreements to repurchase	558	1,278	(720)	(56.3)%	2,687	6,196	(3,509)	(56.6)%
Interest on other short-term funding	226	879	(653)	(74.3)%	3,294	6,215	(2,921)	(47.0)%
Interest on long-term funding	9,140	12,346	(3,206)	(26.0)%	44,880	50,632	(5,752)	(11.4)%

Total interest expense	19,015	29,457	(10,442)	(35.4)%	92,292	128,791	(36,499)	(28.3)%

Net Interest Income	161,455	151,825	9,630	6.3%	625,992	612,831	13,161	2.1%
Provision for loan losses	3,000	1,000	2,000	200.0%	3,000	52,000	(49,000)	(94.2)%

Net interest income after provision for loan losses	158,455	150,825	7,630	5.1%	622,992	560,831	62,161	11.1%
Noninterest Income
Trust service fees	10,429	9,511	918	9.7%	40,737	39,145	1,592	4.1%
Service charges on deposit accounts	16,817	17,783	(966)	(5.4)%	68,917	75,908	(6,991)	(9.2)%
Card-based and other nondeposit fees	12,690	11,269	1,421	12.6%	47,862	57,905	(10,043)	(17.3)%
Insurance commissions	10,862	11,216	(354)	(3.2)%	47,014	45,554	1,460	3.2%
Brokerage and annuity commissions	3,678	3,665	13	0.4%	15,643	17,230	(1,587)	(9.2)%

Total core fee-based revenue	54,476	53,444	1,032	1.9%	220,173	235,742	(15,569)	(6.6)%
Mortgage banking, net	13,530	9,677	3,853	39.8%	63,500	12,723	50,777	399.1%
Capital market fees, net	4,243	3,950	293	7.4%	14,241	8,711	5,530	63.5%
Bank owned life insurance income	3,206	3,820	(614)	(16.1)%	13,952	14,896	(944)	(6.3)%
Asset losses, net	(209)	(1,799)	1,590	(88.4)%	(12,096)	(12,199)	103	(0.8)%
Investment securities gains (losses), net	152	(310)	462	(149.0)%	4,261	(1,112)	5,373	483.2%
Other	2,507	2,750	(243)	(8.8)%	9,259	14,358	(5,099)	(35.5)%

Total noninterest income	77,905	71,532	6,373	8.9%	313,290	273,119	40,171	14.7%
Noninterest Expense
Personnel expense	98,073	90,306	7,767	8.6%	381,404	360,144	21,260	5.9%
Occupancy	17,273	13,796	3,477	25.2%	60,794	55,939	4,855	8.7%
Equipment	6,444	5,286	1,158	21.9%	23,566	19,873	3,693	18.6%
Data processing	11,706	9,080	2,626	28.9%	43,548	32,475	11,073	34.1%
Business development and advertising	5,395	6,904	(1,509)	(21.9)%	21,303	23,038	(1,735)	(7.5)%
Other intangible amortization	1,049	1,179	(130)	(11.0)%	4,195	4,714	(519)	(11.0)%
Loan expense	3,130	3,469	(339)	(9.8)%	12,285	12,008	277	2.3%
Legal and professional fees	8,174	4,651	3,523	75.7%	31,232	18,205	13,027	71.6%
Losses other than loans	3,071	11,890	(8,819)	(74.2)%	12,258	17,921	(5,663)	(31.6)%
Foreclosure/OREO expense	3,293	5,169	(1,876)	(36.3)%	15,069	21,393	(6,324)	(29.6)%
FDIC expense	4,813	6,136	(1,323)	(21.6)%	19,478	28,484	(9,006)	(31.6)%
Other	13,907	14,461	(554)	(3.8)%	56,691	56,329	362	0.6%

Total noninterest expense	176,328	172,327	4,001	2.3%	681,823	650,523	31,300	4.8%

Income before income taxes	60,032	50,030	10,002	20.0%	254,459	183,427	71,032	38.7%
Income tax expense	13,404	8,905	4,499	50.5%	75,486	43,728	31,758	72.6%

Net income	46,628	41,125	5,503	13.4%	178,973	139,699	$39,274	28.1%
Preferred stock dividends and discount	1,300	1,300	—	0.0%	5,200	24,830	(19,630)	(79.1)%

Net income available to common equity	$45,328	$39,825	$5,503	13.8%	$173,773	$114,869	$58,904	51.3%

Earnings Per Common Share:
Basic	$0.26	$0.23	$0.03	13.0%	$1.00	$0.66	$0.34	51.5%
Diluted	$0.26	$0.23	$0.03	13.0%	$1.00	$0.66	$0.34	51.5%
Average Common Shares Outstanding:
Basic	170,707	173,523	(2,816)	(1.6)%	172,255	173,370	(1,115)	(0.6)%
Diluted	170,896	173,523	(2,627)	(1.5)%	172,357	173,372	(1,015)	(0.6)%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) - Quarterly Trend

Associated Banc-Corp

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	4Q12	3Q12	$ Change	% Change	2Q12	1Q12	4Q11	$ Change	% Change
Interest Income
Interest and fees on loans	$150,107	$149,647	$460	0.3%	$147,188	$149,023	$149,832	$275	0.2%
Interest and dividends on investment securities:
Taxable	20,368	20,548	(180)	(0.9)%	23,000	23,029	22,855	(2,487)	(10.9)%
Tax-exempt	7,119	7,127	(8)	(0.1)%	7,135	7,274	7,344	(225)	(3.1)%
Other interest	2,876	1,334	1,542	115.6%	1,262	1,247	1,251	1,625	129.9%

Total interest income	180,470	178,656	1,814	1.0%	178,585	180,573	181,282	(812)	(0.4)%
Interest Expense
Interest on deposits	9,091	9,751	(660)	(6.8)%	10,553	12,036	14,954	(5,863)	(39.2)%
Interest on Federal funds purchased and securities sold under agreements to repurchase	558	750	(192)	(25.6)%	612	767	1,278	(720)	(56.3)%
Interest on other short-term funding	226	815	(589)	(72.3)%	1,197	1,056	879	(653)	(74.3)%
Interest on long-term funding	9,140	11,738	(2,598)	(22.1)%	11,956	12,046	12,346	(3,206)	(26.0)%

Total interest expense	19,015	23,054	(4,039)	(17.5)%	24,318	25,905	29,457	(10,442)	(35.4)%

Net Interest Income	161,455	155,602	5,853	3.8%	154,267	154,668	151,825	9,630	6.3%
Provision for loan losses	3,000	—	3,000		—	—	1,000	2,000	200.0%

Net interest income after provision for loan losses	158,455	155,602	2,853	1.8%	154,267	154,668	150,825	7,630	5.1%
Noninterest Income
Trust service fees	10,429	10,396	33	0.3%	10,125	9,787	9,511	918	9.7%
Service charges on deposit accounts	16,817	17,290	(473)	(2.7)%	16,768	18,042	17,783	(966)	(5.4)%
Card-based and other nondeposit fees	12,690	12,209	481	3.9%	12,084	10,879	11,269	1,421	12.6%
Insurance commissions	10,862	11,650	(788)	(6.8)%	12,912	11,590	11,216	(354)	(3.2)%
Brokerage and annuity commissions	3,678	3,632	46	1.3%	4,206	4,127	3,665	13	0.4%

Total core fee-based revenue	54,476	55,177	(701)	(1.3)%	56,095	54,425	53,444	1,032	1.9%
Mortgage banking, net	13,530	15,581	(2,051)	(13.2)%	16,735	17,654	9,677	3,853	39.8%
Capital market fees, net	4,243	3,609	634	17.6%	2,673	3,716	3,950	293	7.4%
Bank owned life insurance income	3,206	3,290	(84)	(2.6)%	3,164	4,292	3,820	(614)	(16.1)%
Asset losses, net	(209)	(3,309)	3,100	(93.7)%	(4,984)	(3,594)	(1,799)	1,590	(88.4)%
Investment securities gains (losses), net	152	3,506	(3,354)	(95.7)%	563	40	(310)	462	(149.0)%
Other	2,507	3,134	(627)	(20.0)%	1,705	1,913	2,750	(243)	(8.8)%

Total noninterest income	77,905	80,988	(3,083)	(3.8)%	75,951	78,446	71,532	6,373	8.9%
Noninterest Expense
Personnel expense	98,073	95,231	2,842	3.0%	93,819	94,281	90,306	7,767	8.6%
Occupancy	17,273	14,334	2,939	20.5%	14,008	15,179	13,796	3,477	25.2%
Equipment	6,444	5,935	509	8.6%	5,719	5,468	5,286	1,158	21.9%
Data processing	11,706	11,022	684	6.2%	11,304	9,516	9,080	2,626	28.9%
Business development and advertising	5,395	5,059	336	6.6%	5,468	5,381	6,904	(1,509)	(21.9)%
Other intangible amortization	1,049	1,048	1	0.1%	1,049	1,049	1,179	(130)	(11.0)%
Loan expense	3,130	3,297	(167)	(5.1)%	2,948	2,910	3,469	(339)	(9.8)%
Legal and professional fees	8,174	7,686	488	6.3%	5,657	9,715	4,651	3,523	75.7%
Losses other than loans	3,071	3,577	(506)	(14.1)%	2,060	3,550	11,890	(8,819)	(74.2)%
Foreclosure/OREO expense	3,293	4,071	(778)	(19.1)%	4,343	3,362	5,169	(1,876)	(36.3)%
FDIC expense	4,813	5,017	(204)	(4.1)%	4,778	4,870	6,136	(1,323)	(21.6)%
Other	13,907	13,426	481	3.6%	14,877	14,481	14,461	(554)	(3.8)%

Total noninterest expense	176,328	169,703	6,625	3.9%	166,030	169,762	172,327	4,001	2.3%

Income before income taxes	60,032	66,887	(6,855)	(10.2)%	64,188	63,352	50,030	10,002	20.0%
Income tax expense	13,404	20,492	(7,088)	(34.6)%	20,871	20,719	8,905	4,499	50.5%

Net income	46,628	46,395	233	0.5%	43,317	42,633	41,125	5,503	13.4%
Preferred stock dividends and discount	1,300	1,300	—	0.0%	1,300	1,300	1,300	—	0.0%

Net income available to common equity	$45,328	$45,095	$233	0.5%	$42,017	$41,333	$39,825	$5,503	13.8%

Earnings Per Common Share:
Basic	$0.26	$0.26	$—	0.0%	$0.24	$0.24	$0.23	$0.03	13.0%
Diluted	$0.26	$0.26	$—	0.0%	$0.24	$0.24	$0.23	$0.03	13.0%
Average Common Shares Outstanding:
Basic	170,707	171,650	(943)	(0.5)%	172,839	173,846	173,523	(2,816)	(1.6)%
Diluted	170,896	171,780	(884)	(0.5)%	172,841	173,848	173,523	(2,627)	(1.5)%

N/M = Not meaningful.

Selected Quarterly Information

Associated Banc-Corp

(in thousands, except per share, full time equivalent employee data and otherwise noted)	YTD 2012	YTD 2011	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011
Summary of Operations
Net interest income	$625,992	$612,831	$161,455	$155,602	$154,267	$154,668	$151,825
Provision for loan losses	3,000	52,000	3,000	—	—	—	1,000
Asset losses, net	(12,096)	(12,199)	(209)	(3,309)	(4,984)	(3,594)	(1,799)
Investment securities gains (losses), net	4,261	(1,112)	152	3,506	563	40	(310)
Noninterest income (excluding securities & asset gains)	321,125	286,430	77,962	80,791	80,372	82,000	73,641
Noninterest expense	681,823	650,523	176,328	169,703	166,030	169,762	172,327
Income before income taxes	254,459	183,427	60,032	66,887	64,188	63,352	50,030
Income tax expense	75,486	43,728	13,404	20,492	20,871	20,719	8,905
Net income	178,973	139,699	46,628	46,395	43,317	42,633	41,125
Net income available to common equity	173,773	114,869	45,328	45,095	42,017	41,333	39,825
Taxable equivalent adjustment	21,046	21,374	5,221	5,268	5,254	5,303	5,307

Per Common Share Data
Net income:
Basic	$1.00	$0.66	$0.26	$0.26	$0.24	$0.24	$0.23
Diluted	1.00	0.66	0.26	0.26	0.24	0.24	0.23
Dividends	0.23	0.04	0.08	0.05	0.05	0.05	0.01
Market Value:
High	$14.63	$15.36	$13.54	$13.79	$13.97	$14.63	$11.78
Low	11.43	8.95	12.19	12.04	11.76	11.43	9.15
Close	13.12	11.17	13.12	13.16	13.19	13.96	11.17
Book value	16.97	16.15	16.97	16.82	16.59	16.32	16.15
Tier 1 common equity / share	11.08	10.28	11.08	10.89	10.66	10.46	10.28
Tangible book value	11.39	10.68	11.39	11.31	11.07	10.87	10.68

Performance Ratios (annualized)
Earning assets yield	3.77%	3.92%	3.70%	3.73%	3.80%	3.85%	3.81%
Interest-bearing liabilities rate	0.62	0.85	0.51	0.62	0.65	0.70	0.78
Net interest margin	3.30	3.26	3.32	3.26	3.30	3.31	3.21
Return on average assets	0.81	0.65	0.83	0.84	0.80	0.79	0.75
Return on average tangible common equity	8.96	6.45	9.15	9.32	8.87	8.85	8.57
Return on average Tier 1 common equity (1)	9.45	6.71	9.61	9.69	9.26	9.23	8.96
Efficiency ratio (2)	70.42	70.66	72.08	70.22	69.21	70.16	74.67
Effective tax rate	29.67	23.84	22.33	30.64	32.52	32.70	17.80
Dividend payout ratio (3)	23.00	6.06	30.77	19.23	20.83	20.83	4.35

Average Balances
Assets	$21,976,357	$21,588,620	$22,461,886	$22,016,748	$21,684,600	$21,659,139	$21,755,870
Earning assets	19,613,777	19,442,263	20,032,432	19,659,796	19,386,046	19,371,729	19,506,627
Interest-bearing liabilities	14,905,735	15,120,824	14,840,162	14,940,697	14,922,006	14,920,413	15,095,689
Loans (4)	14,741,785	13,278,848	15,131,102	14,916,793	14,602,602	14,310,441	14,043,585
Deposits	15,582,369	14,401,127	16,650,268	15,615,856	15,050,684	15,000,567	14,893,469
Short and long-term funding	3,272,212	4,100,825	2,638,661	3,286,943	3,566,346	3,603,700	3,857,252
Common stockholders’ equity	2,885,716	2,730,643	2,915,346	2,870,438	2,852,050	2,826,913	2,792,823
Stockholders’ equity	2,948,988	2,997,290	2,978,618	2,933,710	2,915,322	2,890,185	2,856,095
Average Tier 1 common equity (5)	1,838,424	1,713,155	1,876,686	1,850,610	1,825,441	1,801,649	1,763,522

At Period End
Assets			$23,531,790	$22,738,354	$22,081,100	$21,913,670	$21,924,217
Loans			15,411,022	14,966,214	14,698,902	14,253,725	14,031,071
Allowance for loan losses			297,409	315,150	332,658	356,298	378,151
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			45,949	45,018	47,488	50,001	48,152
Other intangible assets, net			15,227	16,276	17,324	18,373	19,422
Deposits			16,939,865	16,450,592	15,106,871	15,653,376	15,090,655
Loans / deposits			90.97%	90.98%	97.30%	91.06%	92.98%
Risk weighted assets ($ in millions) (6)			16,194	15,575	15,188	14,570	14,568
Tier 1 common equity (5)			1,875,534	1,869,931	1,828,529	1,819,782	1,783,515
Stockholders’ equity / assets			12.48%	12.98%	13.18%	13.24%	13.07%
Tangible common equity / tangible assets (7)			8.54%	8.91%	8.99%	9.01%	8.84%
Tangible equity / tangible assets (8)			8.82%	9.20%	9.29%	9.32%	9.14%
Tier 1 common equity / risk-weighted assets (6)			11.58%	12.01%	12.04%	12.49%	12.24%
Tier 1 leverage ratio (6)			8.98%	9.99%	9.95%	10.03%	9.81%
Tier 1 risk-based capital ratio (6)			11.97%	13.57%	13.64%	14.33%	14.08%
Total risk-based capital ratio (6)			13.39%	15.00%	15.08%	15.78%	15.53%

Shares outstanding, end of period			169,304	171,657	171,611	173,923	173,575

Selected trend information
Average full time equivalent employees			4,915	4,965	4,951	5,045	5,056
Trust assets under management, at market value ($ in millions)			$6,454	$6,163	$5,934	$5,983	$5,616
Mortgage loans originated for sale during period			780,469	715,184	738,091	563,688	843,614
Mortgage portfolio serviced for others ($ in millions)			7,453	7,547	7,511	7,284	7,321
Mortgage servicing rights, net / Portfolio serviced for others			0.62%	0.60%	0.63%	0.69%	0.66%

(1)	Return on average Tier 1 common equity = Net income available to common equity divided by average Tier 1 common equity. This is a non-GAAP financial measure.
(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset gains, net. This is a non-GAAP financial measure.
(3)	Ratio is based upon basic earnings per common share.
(4)	Loans held for sale have been included in the average balances.
(5)	Tier 1 common equity (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.
(6)	December 31, 2012 data is estimated.
(7)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.
(8)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

Selected Asset Quality Information

Associated Banc-Corp

(in thousands)	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Allowance for Loan Losses
Beginning balance	$315,150	$332,658	(5.3)%	$356,298	$378,151	$399,723	(21.2)%
Provision for loan losses	3,000	—	0.0%	—	—	1,000	200.0%
Charge offs	(30,417)	(25,030)	21.5%	(30,340)	(31,259)	(34,056)	(10.7)%
Recoveries	9,676	7,522	28.6%	6,700	9,406	11,484	(15.7)%

Net charge offs	(20,741)	(17,508)	18.5%	(23,640)	(21,853)	(22,572)	(8.1)%

Ending balance	$297,409	$315,150	(5.6)%	$332,658	$356,298	$378,151	(21.4)%

Reserve for losses on unfunded commitments	$21,800	$19,800	10.1%	$18,900	$15,600	$14,700	48.3%

	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Net Charge Offs
Commercial and industrial	$2,630	$3,831	(31.3)%	$14,544	$3,872	$231	N/M
Commercial real estate - owner occupied	2,056	(8)	N/M	1,164	415	539	N/M
Lease financing	754	(20)	N/M	—	(1,836)	19	N/M

Commercial and business lending	5,440	3,803	43.0%	15,708	2,451	789	N/M
Commercial real estate - investor	(232)	1,905	(112.2)%	177	7,354	2,394	(109.7)%
Real estate construction	858	(187)	N/M	558	230	7,088	(87.9)%

Commercial real estate lending	626	1,718	(63.6)%	735	7,584	9,482	(93.4)%

Total commercial	6,066	5,521	9.9%	16,443	10,035	10,271	(40.9)%
Home equity	8,071	7,922	1.9%	5,284	8,950	8,113	(0.5)%
Installment	1,027	324	N/M	371	101	452	127.2%

Total retail	9,098	8,246	10.3%	5,655	9,051	8,565	6.2%
Residential mortgage	5,577	3,741	49.1%	1,542	2,767	3,736	49.3%

Total net charge offs	$20,741	$17,508	18.5%	$23,640	$21,853	$22,572	(8.1)%

	Dec 31, 2012	Sep 30, 2012		Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
Net Charge Offs to Average Loans (in basis points) *
Commercial and industrial	25	37		151	42	3
Commercial real estate - owner occupied	69	(0)		43	16	20
Lease financing	480	(13)		—	N/M	14

Commercial and business lending	40	29		126	20	7
Commercial real estate - investor	(3)	27		3	113	38
Real estate construction	54	(12)		40	16	N/M

Commercial real estate lending	7	20		9	96	122

Total commercial	27	25		79	50	53
Home equity	140	132		86	144	127
Installment	86	26		28	7	32

Total retail	131	114		76	119	110
Residential mortgage	64	45		19	34	46

Total net charge offs	55	47		65	61	64

	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Credit Quality
Nonaccrual loans	$252,868	$278,172	(9.1)%	$317,872	$327,085	$356,772	(29.1)%
Other real estate owned (OREO)	34,900	36,053	(3.2)%	40,029	34,425	41,571	(16.0)%

Total nonperforming assets	$287,768	$314,225	(8.4)%	$357,901	$361,510	$398,343	(27.8)%

Loans 90 or more days past due and still accruing	2,289	2,334	(1.9)%	5,224	2,497	4,925	(53.5)%
Restructured loans (accruing)	121,087	135,791	(10.8)%	122,229	120,719	113,164	7.0%

Allowance for loan losses / loans	1.93%	2.11%		2.26%	2.50%	2.70%
Allowance for loan losses / nonaccrual loans	117.61	113.29		104.65	108.93	105.99
Nonaccrual loans / total loans	1.64	1.86		2.16	2.29	2.54
Nonperforming assets / total loans plus OREO	1.86	2.09		2.43	2.53	2.83
Nonperforming assets / total assets	1.22	1.38		1.62	1.65	1.82
Net charge offs / average loans (annualized)	0.55	0.47		0.65	0.61	0.64
Year-to-date net charge offs / average loans	0.57	0.58		0.63	0.61	1.13

Nonaccrual loans by type:
Commercial and industrial	$39,182	$41,694	(6.0)%	$46,111	$50,641	$56,075	(30.1)%
Commercial real estate - owner occupied	24,254	27,161	(10.7)%	33,417	31,888	35,718	(32.1)%
Lease financing	3,031	5,927	(48.9)%	8,260	9,040	10,644	(71.5)%

Commercial and business lending	66,467	74,782	(11.1)%	87,788	91,569	102,437	(35.1)%
Commercial real estate - investor	58,687	71,522	(17.9)%	88,806	89,030	99,352	(40.9)%
Real estate construction	27,302	31,684	(13.8)%	36,403	36,471	41,806	(34.7)%

Commercial real estate lending	85,989	103,206	(16.7)%	125,209	125,501	141,158	(39.1)%

Total commercial	152,456	177,988	(14.3)%	212,997	217,070	243,595	(37.4)%
Home equity	39,215	38,467	1.9%	41,536	44,628	46,907	(16.4)%
Installment	1,838	2,893	(36.5)%	3,047	2,627	2,715	(32.3)%

Total retail	41,053	41,360	(0.7)%	44,583	47,255	49,622	(17.3)%
Residential mortgage	59,359	58,824	0.9%	60,292	62,760	63,555	(6.6)%

Total consumer	100,412	100,184	0.2%	104,875	110,015	113,177	(11.3)%

Total nonaccrual loans	$252,868	$278,172	(9.1)%	$317,872	$327,085	$356,772	(29.1)%

*	Annualized.

N/M = Not meaningful.

Selected Asset Quality Information (continued)

Associated Banc-Corp

(in thousands)	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Restructured loans (accruing)
Commercial and industrial	$28,140	$35,015	(19.6)%	$28,399	$25,622	$22,552	24.8%
Commercial real estate - owner occupied	13,852	15,706	(11.8)%	7,115	6,926	8,138	70.2%
Lease financing	—	—	0.0%	—	—	—	0.0%

Commercial and business lending	41,992	50,721	(17.2)%	35,514	32,548	30,690	36.8%
Commercial real estate - investor	41,660	49,249	(15.4)%	49,325	45,845	43,417	(4.0)%
Real estate construction	4,530	3,561	27.2%	5,838	11,770	10,977	(58.7)%

Commercial real estate lending	46,190	52,810	(12.5)%	55,163	57,615	54,394	(15.1)%

Total commercial	88,182	103,531	(14.8)%	90,677	90,163	85,084	3.6%
Home equity	9,968	9,467	5.3%	9,471	9,092	8,950	11.4%
Installment	653	672	(2.8)%	779	999	1,015	(35.7)%

Total retail	10,621	10,139	4.8%	10,250	10,091	9,965	6.6%
Residential mortgage	22,284	22,121	0.7%	21,302	20,465	18,115	23.0%

Total consumer	32,905	32,260	2.0%	31,552	30,556	28,080	17.2%

Total restructured loans (accruing)	$121,087	$135,791	(10.8)%	$122,229	$120,719	$113,164	7.0%

Restructured loans in nonaccrual loans (not included above)	$80,590	$74,251	8.5%	$86,395	$79,946	$87,493	(7.9)%

	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Loans Past Due 30-89 Days
Commercial and industrial	$11,339	$3,795	N/M	$4,465	$12,643	$8,743	29.7%
Commercial real estate - owner occupied	11,053	4,843	128.2%	2,125	7,532	7,092	55.9%
Lease financing	12	17	(29.4)%	39	40	104	(88.5)%

Commercial and business lending	22,404	8,655	158.9%	6,629	20,215	15,939	40.6%
Commercial real estate - investor	13,472	8,809	52.9%	12,854	8,313	4,970	171.1%
Real estate construction	3,155	1,254	151.6%	1,618	1,736	996	216.8%

Commercial real estate lending	16,627	10,063	65.2%	14,472	10,049	5,966	178.7%

Total commercial	39,031	18,718	108.5%	21,101	30,264	21,905	78.2%
Home equity	13,538	14,823	(8.7)%	15,302	18,007	12,189	11.1%
Installment	2,109	1,693	24.6%	1,558	2,813	2,592	(18.6)%

Total retail	15,647	16,516	(5.3)%	16,860	20,820	14,781	5.9%
Residential mortgage	9,403	6,878	36.7%	9,836	10,114	7,224	30.2%

Total consumer	25,050	23,394	7.1%	26,696	30,934	22,005	13.8%

Total loans past due 30-89 days	$64,081	$42,112	52.2%	$47,797	$61,198	$43,910	45.9%

	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Potential Problem Loans
Commercial and industrial	$128,434	$120,888	6.2%	$121,764	$157,778	$153,306	(16.2)%
Commercial real estate - owner occupied	99,592	120,034	(17.0)%	108,508	112,673	136,366	(27.0)%
Lease financing	264	214	23.4%	324	487	158	67.1%

Commercial and business lending	228,290	241,136	(5.3)%	230,596	270,938	289,830	(21.2)%
Commercial real estate - investor	107,068	133,046	(19.5)%	142,453	167,339	230,206	(53.5)%
Real estate construction	13,092	18,477	(29.1)%	23,905	27,654	27,649	(52.6)%

Commercial real estate lending	120,160	151,523	(20.7)%	166,358	194,993	257,855	(53.4)%

Total commercial	348,450	392,659	(11.3)%	396,954	465,931	547,685	(36.4)%
Home equity	3,670	3,343	9.8%	4,173	4,441	5,451	(32.7)%
Installment	111	131	(15.3)%	127	142	233	(52.4)%

Total retail	3,781	3,474	8.8%	4,300	4,583	5,684	(33.5)%
Residential mortgage	8,762	8,197	6.9%	8,658	9,580	13,037	(32.8)%

Total consumer	12,543	11,671	7.5%	12,958	14,163	18,721	(33.0)%

Total potential problem loans	$360,993	$404,330	(10.7)%	$409,912	$480,094	$566,406	(36.3)%

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp

	Year ended December 31, 2012			Year ended December 31, 2011
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$5,139,155	$202,444	3.94%	$4,301,377	$182,362	4.24%
Commercial real estate lending	3,350,190	140,881	4.21	2,973,351	132,789	4.47

Total commercial	8,489,345	343,325	4.04	$7,274,728	$315,151	4.33
Residential mortgage	3,330,123	121,399	3.65	2,819,702	116,207	4.12
Retail	2,922,317	135,094	4.62	3,184,418	154,793	4.86

Total loans	14,741,785	599,818	4.07	13,278,848	586,151	4.41
Investment securities	4,469,541	132,793	2.97	5,497,297	171,270	3.12
Other short-term investments	402,451	6,719	1.67	666,118	5,575	0.84

Investments and other	4,871,992	139,512	2.86	6,163,415	176,845	2.87

Total earning assets	19,613,777	739,330	3.77	19,442,263	762,996	3.92
Other assets, net	2,362,580			2,146,357

Total assets	$21,976,357			$21,588,620

Interest-bearing liabilities:
Savings deposits	$1,096,692	$851	0.08%	$987,198	$1,091	0.11%
Interest-bearing demand deposits	2,148,459	3,741	0.17	1,947,506	3,429	0.18
Money market deposits	6,148,663	15,336	0.25	5,147,437	16,385	0.32
Time deposits	2,239,709	21,503	0.96	2,937,858	44,843	1.53

Total interest-bearing deposits	11,633,523	41,431	0.36	11,019,999	65,748	0.60
Federal funds purchased and securities sold under agreements to repurchase	1,177,105	2,687	0.23	1,926,474	6,196	0.32
Other short-term funding	936,376	3,294	0.35	767,230	6,215	0.81
Total long-term funding	1,158,731	44,880	3.87	1,407,121	50,632	3.60

Total short and long-term funding	3,272,212	50,861	1.55	4,100,825	63,043	1.54

Total interest-bearing liabilities	14,905,735	92,292	0.62	15,120,824	128,791	0.85
Noninterest-bearing demand deposits	3,948,846			3,381,128
Other liabilities	172,788			89,378
Stockholders’ equity	2,948,988			2,997,290

Total liabilities and stockholders’ equity	$21,976,357			$21,588,620

Net interest income and rate spread (1)		$647,038	3.15%		$634,205	3.07%

Net interest margin (1)			3.30%			3.26%
Taxable equivalent adjustment		$21,046			$21,374

Net Interest Income Analysis - Taxable Equivalent Basis Associated Banc-Corp

	Three months ended December 31, 2012			Three months ended December 31, 2011
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)

Commercial and business lending	$5,431,195	$53,442	3.92%	$4,638,160	$48,243	4.13%
Commercial real estate lending	3,451,104	35,623	4.11	3,090,643	34,181	4.39

Total commercial	8,882,299	89,065	3.99	$7,728,803	$82,424	4.23
Residential mortgage	3,485,719	30,126	3.46	3,216,466	31,643	3.93
Retail	2,763,084	31,865	4.59	3,098,316	36,666	4.71

Total loans	15,131,102	151,056	3.98	14,043,585	150,733	4.27
Investment securities	4,545,178	31,759	2.79	5,020,429	34,605	2.76
Other short-term investments	356,152	2,876	3.22	442,613	1,251	1.13

Investments and other	4,901,330	34,635	2.83	5,463,042	35,856	2.63

Total earning assets	20,032,432	185,691	3.70	19,506,627	186,589	3.81
Other assets, net	2,429,454			2,249,243

Total assets	$22,461,886			$21,755,870

Interest-bearing liabilities:
Savings deposits	$1,129,983	$225	0.08%	$1,017,271	$230	0.09%
Interest-bearing demand deposits	2,236,826	954	0.17	2,152,518	1,115	0.21
Money market deposits	6,797,306	4,103	0.24	5,308,174	3,649	0.27
Time deposits	2,037,386	3,809	0.74	2,760,474	9,960	1.43

Total interest-bearing deposits	12,201,501	9,091	0.30	11,238,437	14,954	0.53
Federal funds purchased and securities sold under agreements to repurchase	984,869	558	0.23	1,824,999	1,278	0.28
Other short-term funding	550,137	226	0.16	691,960	879	0.50
Total long-term funding	1,103,655	9,140	3.31	1,340,293	12,346	3.68

Total short and long-term funding	2,638,661	9,924	1.50	3,857,252	14,503	1.50

Total interest-bearing liabilities	14,840,162	19,015	0.51	15,095,689	29,457	0.78
Noninterest-bearing demand deposits	4,448,767			3,655,032
Other liabilities	194,339			149,054
Stockholders’ equity	2,978,618			2,856,095

Total liabilities and stockholders’ equity	$22,461,886			$21,755,870

Net interest income and rate spread (1)		$166,676	3.19%		$157,132	3.03%

Net interest margin (1)			3.32%			3.21%
Taxable equivalent adjustment		$5,221			$5,307

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp

	Three months ended December 31, 2012			Three months ended September 30, 2012
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$5,431,195	$53,442	3.92%	$5,275,069	$51,432	3.88%
Commercial real estate lending	3,451,104	35,623	4.11	3,440,220	35,913	4.16

Total commercial	8,882,299	89,065	3.99	$8,715,289	$87,345	3.99
Residential mortgage	3,485,719	30,126	3.46	3,320,212	30,044	3.62
Retail	2,763,084	31,865	4.59	2,881,292	33,251	4.60

Total loans	15,131,102	151,056	3.98	14,916,793	150,640	4.02
Investment securities	4,545,178	31,759	2.79	4,319,404	31,950	2.96
Other short-term investments	356,152	2,876	3.22	423,599	1,334	1.26

Investments and other	4,901,330	34,635	2.83	4,743,003	33,284	2.81

Total earning assets	20,032,432	185,691	3.70	19,659,796	183,924	3.73
Other assets, net	2,429,454			2,356,952

Total assets	$22,461,886			$22,016,748

Interest-bearing liabilities:
Savings deposits	$1,129,983	$225	0.08%	$1,117,194	$229	0.08%
Interest-bearing demand deposits	2,236,826	954	0.17	2,136,280	926	0.17
Money market deposits	6,797,306	4,103	0.24	6,240,596	3,932	0.25
Time deposits	2,037,386	3,809	0.74	2,159,684	4,664	0.86

Total interest-bearing deposits	12,201,501	9,091	0.30	11,653,754	9,751	0.33
Federal funds purchased and securities sold under agreements to repurchase	984,869	558	0.23	1,266,995	750	0.24
Other short-term funding	550,137	226	0.16	837,316	815	0.39
Total long-term funding	1,103,655	9,140	3.31	1,182,632	11,738	3.97

Total short and long-term funding	2,638,661	9,924	1.50	3,286,943	13,303	1.62

Total interest-bearing liabilities	14,840,162	19,015	0.51	14,940,697	23,054	0.62
Noninterest-bearing demand deposits	4,448,767			3,962,102
Other liabilities	194,339			180,239
Stockholders’ equity	2,978,618			2,933,710

Total liabilities and stockholders’ equity	$22,461,886			$22,016,748

Net interest income and rate spread (1)		$166,676	3.19%		$160,870	3.11%

Net interest margin (1)			3.32%			3.26%
Taxable equivalent adjustment		$5,221			$5,268

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Financial Summary and Comparison

Associated Banc-Corp

Period End Loan Composition

	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Commercial and industrial	$4,502,021	$4,265,356	5.5%	$4,076,370	$3,719,016	$3,724,736	20.9%
Commercial real estate - owner occupied	1,219,747	1,197,517	1.9%	1,116,815	1,074,755	1,086,829	12.2%
Lease financing	64,196	60,818	5.6%	62,750	61,208	58,194	10.3%

Commercial and business lending	5,785,964	5,523,691	4.7%	5,255,935	4,854,979	4,869,759	18.8%
Commercial real estate - investor	2,906,759	2,787,158	4.3%	2,810,521	2,664,251	2,563,767	13.4%
Real estate construction	655,381	611,186	7.2%	612,556	565,953	584,046	12.2%

Commercial real estate lending	3,562,140	3,398,344	4.8%	3,423,077	3,230,204	3,147,813	13.2%

Total commercial	9,348,104	8,922,035	4.8%	8,679,012	8,085,183	8,017,572	16.6%
Home equity	2,219,494	2,356,900	(5.8)%	2,429,594	2,501,770	2,504,704	(11.4)%
Installment	466,727	482,451	(3.3)%	510,831	537,628	557,782	(16.3)%

Total retail	2,686,221	2,839,351	(5.4)%	2,940,425	3,039,398	3,062,486	(12.3)%
Residential mortgage	3,376,697	3,204,828	5.4%	3,079,465	3,129,144	2,951,013	14.4%

Total consumer	6,062,918	6,044,179	0.3%	6,019,890	6,168,542	6,013,499	0.8%

Total loans	$15,411,022	$14,966,214	3.0%	$14,698,902	$14,253,725	$14,031,071	9.8%

Period End Deposit and Customer Funding Composition

	Dec 31, 2012	Sep 30, 2012	Dec 12 vs Sep 12 % Change	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Dec 12 vs Dec 11 % Change
Noninterest-bearing demand	$4,759,556	$4,320,437	10.2%	$3,874,429	$3,989,156	$3,928,792	21.1%
Savings	1,109,861	1,115,783	(0.5)%	1,117,593	1,098,975	986,766	12.5%
Interest-bearing demand	2,554,479	2,230,740	14.5%	2,078,037	2,040,900	2,297,454	11.2%
Money market	6,518,075	6,682,640	(2.5)%	5,822,449	6,176,981	5,150,275	26.6%
Brokered CDs	26,270	33,612	(21.8)%	41,104	46,493	202,948	(87.1)%
Other time	1,971,624	2,067,380	(4.6)%	2,173,259	2,300,871	2,524,420	(21.9)%

Total deposits	16,939,865	16,450,592	3.0%	15,106,871	15,653,376	15,090,655	12.3%
Customer repo sweeps	564,038	600,225	(6.0)%	592,203	635,697	664,624	(15.1)%
Customer repo term	115,032	448,782	(74.4)%	619,897	509,332	695,131	(83.5)%

Total customer funding	679,070	1,049,007	(35.3)%	1,212,100	1,145,029	1,359,755	(50.1)%

Total deposits and customer funding	$17,618,935	$17,499,599	0.7%	$16,318,971	$16,798,405	$16,450,410	7.1%

Network transaction deposits included above in interest-bearing demand and money market	1,684,745	1,740,434	(3.2)%	1,234,010	1,171,679	875,052	92.5%
Brokered CDs	26,270	33,612	(21.8)%	41,104	46,493	202,948	(87.1)%

Total network and brokered funding	1,711,015	1,774,046	(3.6)%	1,275,114	1,218,172	1,078,000	58.7%

Net customer deposits and funding (4)	15,907,920	15,725,553	1.2%	15,043,857	15,580,233	15,372,410	3.5%

(4)	Total deposits and customer funding excluding total network and brokered funding.